UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2006

QAD Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6450 Via Real, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	805 684-6614

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 20, 2006, QAD Inc. acquired Dublin, Ireland-based Precision Software Limited (Precision), a provider of transportation management software solutions. The acquisition was consummated pursuant to an Agreement for the Purchase of the Entire Issued Share Capital of Precision dated as of September 20, 2006 (the Agreement) entered into between QAD on the one hand and nine selling shareholders (eight individuals and minority investor Enterprise Ireland, an Irish state development agency) on the other. Approximately half of the all-cash purchase price was paid at closing on September 20, 2006, with the remainder expected to be paid over a two-year period. The total price consideration is expected to be approximately $14.5 million. Precision will operate as an independent division of QAD.

A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No Description
---------- -----------
99.1 Press Release, dated as of September 20, 2006, entitled "QAD Acquires Precision Software Limited"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QAD Inc.

September 25, 2006	By:	Daniel Lender

Name: Daniel Lender
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of September 20, 2006, entitled "QAD Acquires Precision Software Limited"